EXHIBIT 23.4



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     As independent certified public accountants, we hereby consent to use of our report dated July 14, 2000, with respect to the TradeStation Group, Inc. balance sheet included in this Amendment No. 3 to Registration Statement on Form S-4 and to all references to our Firm included in or made a part of this Registration Statement.


/s/ Arthur Andersen LLP
-----------------------
Arthur Andersen LLP


Miami, Florida,
 November 20, 2000.